Exhibit A

                        FOREIGN CUSTODY MANAGER AGREEMENT

      AGREEMENT made as of May 21, 2001 between each of those funds in the Dreyfus Family of Funds listed on Schedule 2 hereto, as such Schedule may be revised from time to time (each a "Fund") and The Bank of New York ("BNY").

                              W I T N E S S E T H:

      WHEREAS, the Fund desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

      WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2.    "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as effective on June 12, 2000, with compliance required no later than July 2, 2001.

6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given, or may give, settlement instructions to BNY as custodian (the "Custodian") under its Custody Agreement with the Fund.

                                  ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

1. The Fund on behalf of its Board hereby delegates the Responsibilities to BNY with respect to each Specified Country.

2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

                                  ARTICLE III.
                                RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System and in accordance with paragraph
(c)(3)(i) of the Rule the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian and the performance of the contract governing such arrangement; and (e) advise the Fund as soon as reasonably possible whenever BNY determines under the Monitoring System that an arrangement (including any material change in the contract governing such arrangement) with an Eligible Foreign Custodian no longer meets the requirements of the Rule.

2. For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of an Eligible Securities Depository (as defined in Rule 17f-7 under the Investment Company Act of 1940) or any depository located outside the United States that acts as or operates a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) such country's regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities. BNY may assume that the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other specified country.

3. BNY shall provide to the Board quarterly written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Fund with any such Eligible Foreign Custodian.

                                  ARTICLE IV.
                                 REPRESENTATIONS

1. The Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; and (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; (c) BNY has established and will maintain the Monitoring System; and
(d) BNY is a U.S. Bank as defined in paragraph (a) (7) of the Rule.

                                   ARTICLE V.
                                 CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement. The foregoing provisions of this Section 1 shall not in any way modify or supersede BNY's obligations to hold harmless and indemnify the Fund in accordance with
Article XV, paragraph 7 of the Custody Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of
Article II hereof, nor shall the Fund be liable to BNY or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement. The foregoing provisions of this Section 2 shall not in any way modify or supersede BNY's obligations to hold harmless and indemnify the Fund in accordance with Article XV, paragraph 7 of the Custody Agreement.

3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

                                  ARTICLE VI.
                                  MISCELLANEOUS

1. This Agreement constitutes the entire agreement between the Fund and BNY with respect to BNY's rights and responsibilities as the Fund's foreign custody manager, and no provision in the Custody Agreement between the Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement. By way of example only, this Agreement does not in any way modify or supersede BNY's obligation to hold harmless and indemnify the Fund in accordance with Article XV, paragraph 7 of the Custody Agreement.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor,, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 200 Park Avenue, New York, N.Y. 10166 or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund and BNY each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than two hundred seventy (270) days after the date of such notice.

9. The obligations of the Fund hereunder shall be binding only upon the assets and property of the Fund and shall not be binding upon this assets or property or any board member, officer or shareholder of the Fund individually.

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

                               EACH FUND LISTED ON SCHEDULE 2 HERETO

                               BY:   /S/ STEVEN F. NEWMAN
                                     ------------------------------
                              Name:Steven F. Newman

                               Title:Secretary/Assistant Secretary

                              THE BANK OF NEW YORK

                               BY:        /S/EDWARD G. MCGANN
                                   ---------------------------
                               Name:   Edward G. McGann
                              Title: Vice President

Rev. 10/20/00
fcmstd2.doc
(4-98)

                                   Schedule 1

                           Specified Countries

---------------------------------------------------------------------------
COUNTRY/                              COUNTRY/
MARKET        SUBCUSTODIAN(S)         MARKET       SUBCUSTODIAN(S)
ARGENTINA     BANCO RIO DE LA PLATA   LITHUANIA    Vilniaus Bankas
AUSTRALIA     NATIONAL      AUSTRALIA LUXEMBOURG   Banque     et    Caisse
              Bank Ltd.                            d'Epargne de l'Etat
AUSTRIA       BANK AUSTRIA AG         MALAYSIA     HongKong  Bank Malaysia
                                                   Berhad

BAHRAIN       HSBC BANK MIDDLE EAST   MALI         Societe   Generale   de
                                                   Banques     en     Cote
                                                   d'Ivoire
BANGLADESH    STANDARD CHARTERED BANK MALTA        HSBC Bank Malta p.l.c.
BELGIUM       BANQUE        BRUXELLES MAURITIUS    HSBC
              Lambert

BENIN         SOCIETE   GENERALE   DE MEXICO       Banco    Nacional    de
              Banques     en     Cote              Mexico
              d'Ivoire
BERMUDA       BANK OF BERMUDA LIMITED MOROCCO      Banque  Commerciale  du
                                                   Maroc

BOLIVIA       CITIBANK, N.A.          NAMIBIA      Stanbic   Bank  Namibia
                                                   Limited

BOTSWANA      BARCLAYS     BANK    OF NETHERLANDS  Fortis             Bank
              Botswana Ltd.                        (Nederland) N.V.
BRAZIL        BANKBOSTON, N.A.        NEW ZEALAND  National      Australia
                                                   Bank   Ltd.   (National
                                                   Nominees Ltd.)
BULGARIA      ING BANK                NIGER        Societe   Generale   de
                                                   Banques     en     Cote
                                                   d'Ivoire
BURKINA FASO  SOCIETE   GENERALE   DE NIGERIA      Stanbic  Merchant  Bank
              Banques     en     Cote              Nigeria Limited
              d'Ivoire
CANADA        ROYAL BANK OF CANADA    NORWAY       Den norske Bank ASA
CHILE         BANKBOSTON, N.A.        OMAN         HSBC Bank Middle East
CHINA         STANDARD CHARTERED BANK PAKISTAN     Standard Chartered Bank
COLOMBIA      CITITRUST COLOMBIA S.A. PALESTINIAN  HSBC Bank Middle East
                                      AUTONOMOUS

                                      AREA

COSTA RICA    BANCO BCT               PANAMA       BankBoston, N.A.
CROATIA       PRIVREDNA  BANKA ZAGREB PERU         Citibank, N.A.
              d.d.
CYPRUS        BANK OF CYPRUS          PHILIPPINES  HSBC
CZECH         CESKOSLOVENSKA          POLAND       Bank     Handlowy     W
REPUBLIC      Obchodni Banka A.S.                  Warszawie S.A.
DENMARK       DEN DANSKE BANK         PORTUGAL     Banco         Comercial
                                                   Portugues

EASDAQ        BANQUE        BRUXELLES QATAR        HSBC Bank Middle East
              Lambert

ECUADOR       CITIBANK, N.A.          ROMANIA      ING Bank
EGYPT         Citibank, N.A.          a.    Russia Vneshtorgbank  (Min Fin
                                                   Bonds only)/
                                                   Credit   Suisse   First
                                                   Boston AO
ESTONIA       HANSABANK LIMITED       SENEGAL      Societe   Generale   de
                                                   Banques     en     Cote
                                                   d'Ivoire
EUROMARKET    CLEARSTREAM             SINGAPORE    United   Overseas  Bank
                                                   Limited/
                                                   The  Development   Bank
                                                   of Singapore Ltd.
EUROMARKET    EUROCLEAR               SLOVAK       Ceskoslovenska
                                      REPUBLIC     Obchodni Banka, a.s.
FINLAND       MERITA BANK PLC         SLOVENIA     Bank            Austria
                                                   Creditanstalt      d.d.
                                                   Ljubljana
FRANCE        BNP  PARIBAS  /  CREDIT SOUTH AFRICA Societe       Generale,
              Agricole Indosuez                    Johannesburg /
                                                   The  Standard  Bank  of
                                                   South Africa Limited

GERMANY       DRESDNER BANK AG        SOUTH KOREA  Standard Chartered Bank
GHANA         Barclays  Bank of Ghana ARTICLE VII. Banco  Bilbao   Vizcaya
              Ltd.                    Spain        Argentaria  S.A. (BBVA)
                                                   /
                                                   Banco         Santander
                                                   Central Hispano (BSCH)
GREECE        BNP PARIBAS             SRI LANKA    Standard Chartered Bank
GUINEA BISSAU SOCIETE   GENERALE   DE SWAZILAND    Standard           Bank
              Banques     en     Cote              Swaziland Limited
              d'Ivoire
HONG KONG     HSBC                    SWEDEN       Skandinaviska  Enskilda
                                                   Banken

HUNGARY       CITIBANK BUDAPEST RT.   SWITZERLAND  Credit   Suisse   First
                                                   Boston

ICELAND       LANDSBANKI ISLANDS      TAIWAN       HSBC
INDIA         HSBC / DEUTSCHE BANK AG THAILAND     Standard      Chartered
                                                   Bank/
                                                   Bangkok   Bank   Public
                                                   Company Limited
INDONESIA     HSBC                    TOGO         Societe   Generale   de
                                                   Banques     en     Cote
                                                   d'Ivoire
IRELAND       ALLIED IRISH BANKS, PLC TRINIDAD   & Republic Bank Limited
                                     TOBAGO

ISRAEL        BANK  LEUMI LE - ISRAEL TUNISIA      Banque   Internationale
              B.M.                                 Arabe de Tunisie
ITALY         BANCA       COMMERCIALE TURKEY       Osmanli   Bankasi  A.S.
              Italiana / BNP Paribas               (Ottoman Bank)
IVORY COAST   SOCIETE    GENERALE   - UNITED  ARAB HSBC    Bank     Middle
              ABIDJAN                 EMIRATES     fEast, Dubai
JAMAICA       CIBC  TRUST &  MERCHANT UKRAINE      ING Bank
              Bank Jamaica Ltd.
JAPAN         THE       BANK       OF UNITED       The Bank of New York /
              TOKYO-MITSUBISHI        KINGDOM      The     Depository    &
              Limited/                             Clearing Centre (DCC)
              The Fuji Bank, Limited
B.    JORDAN  HSBC BANK MIDDLE EAST   UNITED       The Bank of New York
                                     STATES

KAZAKHSTAN    ABN/AMRO                URUGUAY      BankBoston, N.A.
KENYA         BARCLAYS  BANK OF KENYA VENEZUELA    Citibank, N.A.
              Ltd.
LATVIA        HANSABANKA LIMITED      ZAMBIA       Barclays     Bank    of
                                                   Zambia Ltd.
LEBANON       HSBC BANK MIDDLE EAST   ZIMBABWE     Barclays     Bank    of
                                                   Zimbabwe Ltd.
---------------------------------------------------------------------------
As of  3-27-01

                                   SCHEDULE 2

DREYFUS BASIC MONEY MARKET FUND, INC.
DREYFUS BASIC MUNICIPAL FUND, INC.

   DREYFUS BASIC MUNICIPAL MONEY MARKET PORTFOLIO
   DREYFUS BASIC INTERMEDIATE MUNICIPAL BOND PORTFOLIO
   DREYFUS BASIC MUNICIPAL BOND PORTFOLIO
   DREYFUS BASIC NEW JERSEY MUNICIPAL MONEY MARKET PORTFOLIO

DREYFUS BASIC U.S. GOVERNMENT MONEY MARKET FUND
DREYFUS CALIFORNIA INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS CALIFORNIA TAX EXEMPT BOND FUND, INC.
DREYFUS CALIFORNIA TAX EXEMPT MONEY MARKET FUND
DREYFUS CASH MANAGEMENT
DREYFUS CASH MANAGEMENT PLUS, INC.
DREYFUS CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS CONNECTICUT MUNICIPAL MONEY MARKET FUND, INC.
DREYFUS FLORIDA INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS FLORIDA MUNICIPAL MONEY MARKET FUND
DREYFUS GLOBAL GROWTH FUND
DREYFUS GOVERNMENT CASH MANAGEMENT FUNDS
   DREYFUS GOVERNMENT CASH MANAGEMENT
   DREYFUS GOVERNMENT PRIME CASH MANAGEMENT

DREYFUS GROWTH AND VALUE FUNDS, INC.
   DREYFUS INTERNATIONAL VALUE FUND

DREYFUS INSTITUTIONAL MONEY MARKET FUND
   GOVERNMENT SECURITIES SERIES
   MONEY MARKET SERIES

DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
   DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUND
   DREYFUS INSTITUTIONAL PREFERRED PLUS MONEY MARKET FUND

DREYFUS INSURED MUNICIPAL BOND FUND, INC.
DREYFUS INTERMEDIATE MUNICIPAL BOND FUND, INC.
DREYFUS INTERNATIONAL FUNDS, INC.

   DREYFUS EMERGING MARKETS FUND
   DREYFUS INTERNATIONAL GROWTH FUND

DREYFUS INVESTMENT PORTFOLIOS
   EMERGING MARKETS PORTFOLIO
   EUROPEAN EQUITY PORTFOLIO

   FOUNDERS INTERNATIONAL EQUITY PORTFOLIO
   FOUNDERS PASSPORT PORTFOLIO
   JAPAN PORTFOLIO

DREYFUS LIQUID ASSETS, INC.

DREYFUS MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS MASSACHUSETTS MUNICIPAL MONEY MARKET FUND
DREYFUS MASSACHUSETTS TAX EXEMPT BOND FUND
DREYFUS MONEY MARKET INSTRUMENTS, INC.

   GOVERNMENT SECURITIES SERIES
   MONEY MARKET SERIES

DREYFUS MUNICIPAL BOND FUND, INC.
DREYFUS MUNICIPAL CASH MANAGEMENT PLUS
DREYFUS MUNICIPAL MONEY MARKET FUND, INC.

DREYFUS NEW JERSEY INTERMEDIATE MUNICIPAL BOND FUND DREYFUS NEW JERSEY MUNICIPAL BOND FUND, INC. DREYFUS NEW JERSEY MUNICIPAL MONEY MARKET FUND, INC. DREYFUS NEW YORK MUNICIPAL CASH MANAGEMENT DREYFUS NEW YORK TAX EXEMPT BOND FUND, INC. DREYFUS NEW YORK TAX EXEMPT INTERMEDIATE BOND FUND DREYFUS NEW YORK TAX EXEMPT MONEY MARKET FUND DREYFUS PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND DREYFUS PREMIER CALIFORNIA MUNICIPAL BOND FUND DREYFUS PREMIER EQUITY FUNDS, INC.

   DREYFUS PREMIER EMERGING MARKETS FUND
DREYFUS PREMIER INTERNATIONAL FUNDS, INC.

   DREYFUS PREMIER EUROPEAN EQUITY FUND
   DREYFUS PREMIER GREATER CHINA FUND
   DREYFUS PREMIER INTERNATIONAL GROWTH FUND
   DREYFUS PREMIER JAPAN FUND

DREYFUS PREMIER MUNICIPAL BOND FUND
DREYFUS PREMIER NEW YORK MUNICIPAL BOND FUND
DREYFUS PREMIER STATE MUNICIPAL BOND FUND

   CONNECTICUT SERIES
   FLORIDA SERIES
   MARYLAND SERIES
   MASSACHUSETTS SERIES
   MICHIGAN SERIES
   MINNESOTA SERIES
   NEW JERSEY SERIES
   NORTH CAROLINA SERIES
   OHIO SERIES
   PENNSYLVANIA SERIES
   TEXAS SERIES
   VIRGINIA SERIES
DREYFUS PREMIER VALUE EQUITY FUNDS
   DREYFUS PREMIER INTERNATIONAL VALUE FUND

DREYFUS PREMIER WORLDWIDE GROWTH FUND, INC.
DREYFUS SHORT-INTERMEDIATE MUNICIPAL BOND FUND
DREYFUS TAX EXEMPT CASH MANAGEMENT
DREYFUS TREASURY CASH MANAGEMENT
DREYFUS TREASURY PRIME CASH MANAGEMENT
DREYFUS 100% U.S. TREASURY MONEY MARKET FUND
DREYFUS VARIABLE INVESTMENT FUND
   INTERNATIONAL EQUITY PORTFOLIO
   INTERNATIONAL VALUE PORTFOLIO
   MONEY MARKET PORTFOLIO
   SPECIAL VALUE PORTFOLIO

DREYFUS WORLDWIDE DOLLAR MONEY MARKET FUND, INC.
GENERAL CALIFORNIA MUNICIPAL BOND FUND, INC.
GENERAL CALIFORNIA MUNICIPAL MONEY MARKET FUND
GENERAL GOVERNMENT SECURITIES MONEY MARKET FUNDS, INC.

   GENERAL GOVERNMENT SECURITIES MONEY MARKET FUND
   GENERAL TREASURY PRIME MONEY MARKET FUND

GENERAL MONEY MARKET FUND, INC.
GENERAL MUNICIPAL BOND FUND, INC.
GENERAL MUNICIPAL MONEY MARKET FUNDS, INC.

   GENERAL MUNICIPAL MONEY MARKET FUND
GENERAL NEW YORK MUNICIPAL BOND FUND, INC.